Exhibit 99.1

Investor Contact:
Marshall Witt
SYNNEX Corporation
marshallwitt@synnex.com
(510) 668-3837

SYNNEX Announces Fourth Quarter Fiscal 2018 Revenue and Non-GAAP EPS to be Above Prior Outlook

Final Results to be Released on January 10, 2019

Fremont, California - December 10, 2018 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced that it expects Fourth Quarter Fiscal 2018 Revenue to be in the range of $5.5 billion to $5.6 billion, exceeding the high end of the previously issued outlook range of $5.2 billion to $5.4 billion. The company expects non-GAAP diluted earnings per share to be in the range of $3.20 to $3.30, exceeding the previously announced outlook range of $2.90 to $3.10. Non-GAAP financial measures exclude the amortization of intangibles, acquisition-related and integration expenses and the related tax effect thereon, and adjustments related to repatriation tax and the remeasurement of deferred taxes. Expected fourth quarter results are preliminary and subject to SYNNEX’s management and independent auditors completing their customary quarterly and year end procedures.

“Excellent execution in both of our business segments and stable market conditions led to our very strong performance,” stated Dennis Polk, President and Chief Executive Officer of SYNNEX Corporation. “Our Technology Solutions division saw solid results across the board while our Concentrix business is executing to plan on the integration of Convergys, with excellent performance from the underlying businesses. We are delighted that results for the fourth quarter of 2018 will exceed our expectations.”

SYNNEX looks forward to providing final fourth quarter fiscal 2018 results on January 10, 2019.
About SYNNEX
SYNNEX Corporation (NYSE: SNX) is a Fortune 200 corporation and a leading business process services company, providing a comprehensive range of distribution, logistics and integration services for the technology industry and providing outsourced services focused on customer engagement to a broad range of enterprises. SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration solutions. Founded in 1980, SYNNEX Corporation operates in numerous countries throughout North and South America, Asia-Pacific and Europe. Additional information about SYNNEX may be found online at www.synnex.com.
Use of Non-GAAP Financial Information
This document includes a non-GAAP financial measure, non-GAAP earnings per share. Management considers GAAP financial measures as well as non-GAAP financial information in its evaluation of the Company's financial statements and believes these non-GAAP measures provide useful supplemental information to assess the Company's operating performance and financial position. The measure should be viewed in addition to, and not in lieu of, the Company’s earnings per share as calculated in accordance with GAAP.
This non-GAAP measure is forward-looking. Information relating to one-time acquisition related expenses, intangible amortization and the related tax effects thereon would be required to reconcile the non-GAAP earnings per share information presented herein with GAAP earnings per share. Such items are under finalization and therefore the Company is unable to provide such information without unreasonable effort. For this reason, the Company also is unable to address the probable significance of the unavailable information, which could be material.
Safe Harbor Statement
Statements in this news release regarding SYNNEX Corporation that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding our expectations and outlook for the fiscal 2018 fourth quarter as to results, revenue and non-GAAP diluted earnings per share, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions and any weakness in information technology and consumer electronics spending; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2017 and subsequent SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.
Copyright 2018 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo, and CONCENTRIX Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.